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                                                                    Exhibit 3.46

                            ARTICLES OF ORGANIZATION

                (Under Section 1705.04 of the Ohio Revised Code)
                           Limited Liability Company


     The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST:    The name of said limited liability company shall be Dialysis
                                                              --------
Specialists of Central Cincinnati, Ltd.
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(the name must include the words "limited liability company", "limited", "Ltd"
or "Ltd."

SECOND:   This limited liability company shall exist for a period of

       Fifty (50) years
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THIRD:    The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

          3403 Aston Court
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                    (street or post office box)

          Cincinnati, Ohio 45209
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          (city, village or township)    (state)        (zip code)


[ ]  Please check this box if additional provisions are attached hereto

     Provisions attached hereto are incorporated herein and made a part of these articles of organization.

FOURTH:   Purpose (optional)
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IN WITNESS WHEREOF, we have hereunto described our names, this 15th day of June,
1996.



Signed:/s/ Sandra Fritzsch              By:  Sandra Fritzsch
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Signed:/s/ Loren Cohen                  By:  Loren Cohen
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Signed:/s/ Patricia Anderson            By:  Patricia Anderson
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(If insufficient space for all signatures, please attach a separate sheet containing additional signatures)



                                  INSTRUCTIONS

1. The fee for filing Articles of Organization for a limited liability company is $85.00.

2. Articles will be returned unless accompanied by a written appointment of agent signed by all or a majority of the members of the limited liability company which must include a written acceptance of the appointment by the named agent.

3.   A limited liability company must be formed by a minimum of two persons.

4. Any other provisions that are from the operating agreement or that are not inconsistent with applicable Ohio law and that the members elect to set out in the articles for the regulation of the affairs of the limited liability company may be attached.

                                    [Ohio Revised Code Section 1705.04]





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